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                                                                    EXHIBIT 5.01



                    [On the letterhead of Allen & Gledhill]


28 August 2002

Flextronics International Ltd.
11 Ubi Road 1
#07-01/02 Meiban Industrial Building
Singapore 408723

Dear Sirs

REGISTRATION STATEMENT  ON FORM S-3 OF
FLEXTRONICS INTERNATIONAL LTD. (THE "COMPANY")


1. We refer to the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission ("SEC") on 6 June 2002, as amended on 28 August 2002 (the "Registration Statement") for the registration under the United States Securities Act of 1933, as amended, of (i) debt securities, which may be secured or unsecured, senior or subordinated and which may or may not be convertible into ordinary shares of S$0.01 each (the "Ordinary Shares") in the capital of the Company, (ii) Ordinary Shares and (iii) warrants for the purchase of debt securities or Ordinary Shares.

2. We have reviewed the Registration Statement and we have made such other examinations of law and fact as we considered necessary in order to form a basis of the opinion hereafter expressed.

3.      Based on the foregoing and assuming that:

        (i) the total issued share capital of the Company consequent upon the issue by the Company of the Ordinary Shares from time to time will not exceed the authorised share capital of the Company as at that time;

        (ii)   there shall be subsisting a valid authority given pursuant to
               Section 161 of the Companies Act, Chapter 50 of Singapore for the issue of the Ordinary Shares from time to time;

        (iii) the Ordinary Shares will not be issued at a discount to the par value of the Ordinary Shares; and

        (iv) the Ordinary Shares will not be issued in contravention of the Memorandum and Articles of Association of the Company and all applicable laws and regulations,

        and subject to any matters not disclosed to us, we are of the opinion that the Ordinary Shares will be duly authorised and, upon the passing of the requisite resolutions for the allotment and issue of the Ordinary Shares and the issue of share certificates



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        representing the Ordinary Shares in accordance with the Articles of
        Association of the Company against full payment for the Ordinary Shares, the Ordinary Shares will be validly issued and fully paid.

4. This opinion only relates to the laws of general application of Singapore as at the date hereof and as currently applied by the Singapore courts, and is given on the basis that it will be governed by and construed in accordance with the laws of Singapore. We have made no investigation of, and do not express any views on, the laws, rules or regulations of any other country other than Singapore. In respect of the issue of Ordinary Shares from time to time, we have, in particular, assumed that the Company has complied or will comply with all matters of United States Federal and California laws, rules and regulations prevailing from time to time.

5. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.



Yours faithfully


/s/  Allen & Gledhill



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